Exhibit 10.10

Development Commission Agreement

This Development Commission Agreement (the “Agreement”) is entered into by and between DR.C Pharmaceutical Co., Ltd. (hereinafter referred to as “Party A”) and Stargen Co., Ltd. (hereinafter referred to as “Party B”), as follows, with respect to the outsourcing of the development services described below.

Article 1 (Purpose)

Party A hereby commissions Party B to perform the development services described in the attached specification entitled “AI System for Positive/Negative Determination of Antigen Test Sheets” (hereinafter referred to as the “Services”), and Party B hereby accepts such commission.

Article 2 (Fees)

1.	The total fee for the Services shall be JPY 4,785,264, including consumption tax in the amount of JPY 435,024.

2.	Party A shall pay the above fee by bank transfer to the bank account designated by Party B, by the end of the month following the month in which Party A receives Party B’s invoice, after completion of inspection pursuant to Article 6.

3.	If the specifications, design, or other aspects of the Services set forth in the attachment are modified, Party B may submit a revised estimate and request changes to the fee and payment terms described above.

4.	In such case, Party A and Party B shall promptly execute a written amendment to this Agreement.

Article 3 (Prohibition on Subcontracting)

Party B shall not subcontract all or any part of the Services to any third party without the prior written consent of Party A.

Article 4 (Storage and Management of Materials)

Party B shall store and manage all documents, drawings, information, data, and other materials provided by Party A in connection with the Services with the care of a prudent manager, and shall not reproduce, remove, or use such materials for any purpose other than the Services without the prior written consent of Party A.

Article 5 (Confidentiality)

1.	Party A and Party B shall treat as confidential all information obtained from the other party, whether tangible or intangible, oral, written, visual, or otherwise, including but not limited to technical information, know-how, flow sheets, drawings, data, calculation results, reports, information regarding business partners and customers, management information, and personal information of employees (collectively, “Confidential Information”). The following shall not constitute Confidential Information:

o	Information lawfully obtained from a third party without any obligation of confidentiality;

o	Information that becomes publicly known without breach of this Agreement;

o	Information independently obtained or developed without reliance on this Agreement;

o	Information already possessed prior to the execution of this Agreement.

2.	Each party shall protect Confidential Information with the care of a prudent manager.

3.	Confidential Information shall be used solely within the scope of the purpose of this Agreement. Any reproduction or modification shall require prior written consent of the other party.

4.	Party A and Party B shall impose confidentiality obligations equivalent to those set forth herein on all personnel engaged in the Services and shall be responsible for compliance by such personnel.

5.	A party that breaches its confidentiality obligations and causes damage to the other party shall compensate the other party for such damage.

Article 6 (Inspection)

1.	Party A shall inspect the deliverables within twenty (20) days after delivery and shall notify Party B without delay if any defects are found.

2.	Upon receipt of such notice, Party B shall promptly make necessary corrections and re-deliver the deliverables by a deadline separately agreed upon by the parties.

3.	If Party A does not provide any notice within the inspection period, the deliverables shall be deemed to have passed inspection, and inspection shall be deemed completed on the day following the expiration of the inspection period.

4.	Upon completion of inspection, Party A shall notify Party B of completion, and inspection shall be deemed completed on the date of such notice.

Article 7 (Provision of Materials)

Party A shall lend to Party B, free of charge, all documents, drawings, information, data, and other materials necessary for Party B to perform the Services.

Article 8 (Return of Materials)

Upon completion of inspection under the preceding article, Party B shall promptly return or destroy all documents, drawings, information, data, and other materials provided by Party A.

Article 9 (Work Management)

1.	Party B shall designate a lead person responsible for communication and coordination with Party A and notify Party A of such designation.

2.	The supervision, labor management, and safety and health management of Party B’s employees engaged in the Services shall be the responsibility of the designated lead person.

Article 10 (Scope of Warranty)

1.	Party B warrants that the Services conform to the attached specifications, are suitable for Party A’s intended use, and operate properly.

2.	Maintenance after the expiration of the warranty period shall be subject to a separate maintenance agreement to be negotiated by the parties.

Article 11 (Third-Party Rights Infringement)

1.	Party B warrants that the Services do not infringe any copyrights or other rights of third parties.

2.	In the event of any dispute with a third party arising from the Services, Party A and Party B shall resolve the matter in good faith through consultation, and costs shall be borne in proportion to each party’s responsibility.

Article 12 (Ownership of Copyrights)

1.	Except for copyrights in works previously owned by Party B and copyrights in generally usable works, all copyrights related to the Services (including rights under Articles 27 and 28 of the Japanese Copyright Act) shall be transferred from Party B to Party A upon full payment of the applicable fees by Party A.

2.	The consideration for such transfer is included in the fee.

3.	In accordance with Article 47-2 of the Japanese Copyright Act, Party A may reproduce or adapt works for which Party B retains copyrights to the extent necessary for its own use, and Party B shall not exercise moral rights with respect thereto.

Article 13 (Assignment Prohibition)

Neither party may assign or pledge any rights arising under this Agreement without the prior written consent of the other party.

Article 14 (Termination)

Either party may immediately terminate this Agreement without notice if the other party:

●	Breaches this Agreement or commits a material act of bad faith;

●	Has any dishonored bill or check;

●	Is subject to delinquent tax collection procedures;

●	Becomes subject to attachment, provisional attachment, or other compulsory execution;

●	Files for or becomes subject to bankruptcy, civil rehabilitation, or corporate reorganization proceedings;

●	Resolves to dissolve, merge, or transfer all or a material part of its business;

●	Has its business license revoked or suspended by a regulatory authority; or

●	Is otherwise deemed unable or likely to become unable to perform this Agreement.

Article 15 (Exclusion of Anti-Social Forces)

Either party may terminate this Agreement without notice if the other party is or becomes affiliated with organized crime groups or other anti-social forces, or engages in conduct such as obstruction of business, violence, fraud, threats, defamation, or conduct that suggests affiliation with such forces. No liability shall arise from such termination.

Article 16 (Damages)

Either party may claim compensation for ordinary and direct damages arising from the other party’s breach of this Agreement, excluding attorneys’ fees. Damages shall not include force majeure damages, damages attributable to the claiming party, or lost profits, and shall be capped at the total fee payable under this Agreement.

Article 17 (Force Majeure)

If the Services are interrupted or delayed due to force majeure events such as natural disasters, war, civil unrest, riots, or changes in laws or regulations by authorities, Party B may, after consultation with Party A, modify or suspend the Services.

Article 18 (Term)

This Agreement shall become effective on the date of execution and remain in effect until all Services are completed and all fees have been paid. Notwithstanding the foregoing, Articles 5 (Confidentiality), 12 (Copyright Ownership), and 19 (Jurisdiction) shall survive for five (5) years after termination.

Article 19 (Jurisdiction)

The Tokyo District Court shall have exclusive jurisdiction as the court of first instance over any disputes arising out of this Agreement.

Article 20 (Consultation)

Any matters not provided for herein or any questions arising from this Agreement shall be resolved through consultation between the parties.

IN WITNESS WHEREOF, this Agreement has been executed in two originals, each party retaining one, duly signed and sealed.

Date: March 10, 2025